Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This investment management trust agreement (“Agreement”) is made as of August 8, 2013,, by and between Quinpario Acquisition Corp. (the “Company”), a Delaware corporation and Continental Stock Transfer & Trust Company (the “Trustee”) located at 17 Battery Place, New York, New York 10004.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement.

WHEREAS, the Company’s initial registration statement, as amended, on Form S-1, No. 333-189432 (the “Registration Statement”), for its initial public offering of securities (the “IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (the “Commission”);

WHEREAS, C&Co/PrinceRidge LLC is acting as the representative of the underwriters in the IPO (the “Underwriters”) pursuant to an underwriting agreement (the “Underwriting Agreement”);

WHEREAS, simultaneously with the IPO, Quinpario Acquisition Group LLC, a Delaware limited liability company, will be purchasing an aggregate of 1,150,000 placement units (“Placement Units”) for an aggregate purchase price of $11,500,000.  Each Placement Unit consists of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock;

WHEREAS, if a Business Combination, as defined below, is not consummated within the initial 16 month period following the closing of the IPO, the Company’s sponsor or affiliates may extend such period by two four-month periods, up to a maximum of 24 months in the aggregate, by depositing $1.125 million into the Trust Account no later than the day prior to either the 16 month anniversary of the IPO or the 20 month anniversary of the IPO (each, an “Applicable Deadline”) for each four month extension, in return for which they will receive 112,500 extension units on the same terms as the Placement Units (“Extension Units”) for each four month extension.

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), $155,250,000 of the gross proceeds of the IPO and sale of the Placement Units ($177,075,000 if the Underwriters’ over-allotment option is exercised in full, plus any amount eventually deposited on account of any Extension Units purchased) will be delivered to the Trustee to be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company and the holders of Common Stock issued in the IPO as hereinafter provided (the aggregate amount to be delivered to the Trustee, including the proceeds from the sale of Extension Units, if any, will be referred to herein as the “Property,” the common stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”);

WHEREAS, pursuant to certain provisions in the Company’s Certificate of Incorporation, the Public Stockholders may, regardless of how such stockholder votes in connection with the Company’s initial acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”), demand the Company redeem such Public Stockholder’s Common Stock into cash or redeem such Common Stock pursuant to a tender offer pursuant to the Rule 13e-4 and Regulation 14E of the Commission, as applicable and based upon the Company’s choice of proceeding under the proxy rules or tender offer rules, each as promulgated by the Commission (“Redemption Rights”);

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to 3.0% of the gross proceeds of the IPO will be payable solely to the C&Co/PrinceRidge LLC in the event of consummation of a Business Combination (the “Deferred Commission”); and

WHEREAS, the Company and the Trustee are entering into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1.            Agreements and Covenants of Trustee.  The Trustee hereby agrees and covenants to:

(a)          Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in Trust Accounts which shall be established by the Trustee at JP Morgan Chase Bank, NA and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b)          Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)          In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in U.S. government treasury bills with a maturity of 180 days or less, and/or money market funds meeting certain conditions of Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. Treasuries, as determined by the Company.

(d)          Collect and receive, when due, all principal and interest income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)          Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f)           Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g)          Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when reasonably indemnified by the Company and instructed by the Company to do so, so long as the Company shall have advanced funds sufficient to pay the Trustee’s expenses incident thereto.

(h)          Render to the Company, and to such other person as the Company may instruct, monthly written statements of the activities of, and amounts in, the Trust Account, reflecting all receipts and disbursements of the Trust Account; and

(i)           Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either  Exhibit A or Exhibit B hereto, signed on behalf of the Company by an executive officer and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed by the Company; provided, however, that in the event that a Termination Letter has not been received by the Trustee by 11:59 P.M. New York City time on the 16-month anniversary of the closing of the IPO (or 20 or 24 month anniversary of the IPO, if extended as described below), the Trust Account shall be liquidated as soon as practicable thereafter in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders of record at the close of trading (4:00 P.M. New York City time) on the applicable anniversary date.  For the purposes of clarity, any transmission of such Termination Letter electronically, whether by facsimile, electronic mail (e-mail), PDF or otherwise, shall constitute an original of such Termination Letter hereunder. Notwithstanding anything else herein to the contrary, in no event may the Deferred Commission be released to anyone other than C&Co/PrinceRidge LLC in the event that a Business Combination is consummated.

(j)           Upon receipt of an extension letter (the “Extension Letter”) substantially similar to Exhibit D hereto, signed on behalf of the Company by an executive officer, and the dollar amount specified in the Extension Letter on or prior to an Applicable Deadline, to follow the instructions contained in such Extension Letter.  For the purposes of clarity, any transmission of such Extension Letter electronically, whether by facsimile, electronic mail (e-mail), PDF or otherwise, shall constitute an original of such Extension Letter hereunder.

2.            Limited Distributions of Income from Trust Account.

(a)          Subject to Section 2(c), upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company by wire transfer only from the income collected on the Property the amount necessary to cover any tax obligation owed by the Company.

(b)          Subject to Section 2(c), the Company may withdraw funds from the Trust Account for working capital purposes by delivery of Exhibit C to the Trustee.  The distributions referred to herein shall be made only from income collected on the Property.

(c)          In no event shall the payments authorized by Sections 2(a) and 2(b) cause the amount in the Trust Account to fall below the amount deposited into the Trust Account, including any amounts deposited in connection with a purchase of Extension Units.  Except as provided in Sections 2(a), and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with  Section 1(i) hereof.

(d)          Absent actual knowledge to the contrary, the written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to such funds, and the Trustee has no responsibility to look beyond said request.

3.            Agreements and Covenants of the Company.  The Company hereby agrees and covenants to:

(a)          Give all instructions to the Trustee hereunder in writing or the electronic equivalent, signed by the Company’s President, Chief Executive Officer or Chief Financial Officer, and as specified in Sections 1(i), 1(j), 2(a), and 2(b) above, as applicable.  In addition, except with respect to its duties under Sections 1(i), 1(j), 2(a), and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal, electronic or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)          Subject to the provisions of Section 5, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by the trustee hereunder or any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct.  Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this section, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”).  The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld or delayed.  The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.  The Company may participate in such action with its own counsel;

(c)          Pay the Trustee the fees set forth on Schedule A hereto;

(d)          In connection with the vote, if any, of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination; and

(e)          In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i) , the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement.

(f)           Promptly after the Deferred Commission shall become determinable on a final basis, to provide the Trustee notice in writing (with a copy to the Underwriters) of the total amount of the Deferred Commission.

4.            Limitations of Liability.  The Trustee shall have no responsibility or liability to:

(a)          Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein;

(b)          Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(c)          Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced to it funds sufficient to pay any expenses incident thereto;

(d)          Change the investment of any Property, other than in compliance with Section 1(c);

(e)          Refund any depreciation in principal of any Property;

(f)           Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(g)          The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct.  The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be Company counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons.  The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h)          Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(i)           Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 2(a), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from only from interest income from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority;

(j)           Pay or report any taxes on behalf of the Trust Account other than pursuant to Section 2(a); and

(k)          Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 1(i), 2(a) or 2(b).

 5.           No Right of Set-Off.  The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account.  In the event the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 3(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

6.            Termination.  This Agreement shall terminate as follows:

(a)          If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement.  At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)          At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

7.            Miscellaneous.

(a)          The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account.  The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons.  Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel.  In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. The Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire, except where the same is the result of the Trustee’s gross negligence or willful misconduct.

(b)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, applicable to contracts wholly performed within the borders of such states and without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)          This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  Except for Sections 1(i), 1(j), 2(a), 2(b) and 2(c)  (which may not be modified, amended or deleted without the affirmative vote of a majority  of the then outstanding shares of Common Stock; provided that no such amendment will affect any Public Stockholder who has otherwise either (i) indicated his election to redeem his shares of Common Stock in connection with a stockholder vote sought to amend this Agreement or (ii) not consented to any amendment to this Agreement to extend to the time he would be entitled to a return of his pro rata amount in the Trust Account), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.  As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury and the right to set-off as a defense.  The Trustee may request an opinion from Company counsel as to the legality of any proposed amendment as a condition to its executing such amendment.

(d)          The parties hereto consent to the personal jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e)          Unless otherwise specified herein, any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt or delivery confirmation requested), by hand delivery or by electronic  or facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn:  Frank A. DiPaolo, CFO
Fax No.:  (212) 509-5150

if to the Company, to:

Quinpario Acquisition Corp.
Jeffry N. Quinn
President
c/o Quinpario Partners I, LLC
12935 N. Forty Drive
Suite 201
St. Louis, Missouri 63141
Fax No.: (775) 206-7966

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Attn: Douglas Ellenoff, Esq.
Fax No: (212)-370-7889

(e)          This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(f)           Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.  The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.  In the event the Trustee has a claim against the Company under this Agreement, the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

(g)          This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto

(h)          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(i)           The Company has also retained the Trustee to serve as its share transfer agent and warrant agent and shall pay the fees set forth in Schedule A for such services.  Additionally, the Trustee has agreed to provide all services, including, but not limited to: the mailing of proxy or tender documents to registered holders, all wires in connection with the Business Combination (including the exercise of Redemption Rights) and maintaining the official record of the exercise of Redemption Rights and stockholder voting (if applicable).

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee
By:	/s/ Frank A. Di Paolo
Name:	Frank A. Di Paolo
Title:	Chief Financial and Trust Officer

QUINPARIO ACQUISITION CORP.

By:	/s/ Jeffry N. Quinn
Name:	Jeffry N. Quinn
Title:	President

SCHEDULE A

Fee Item	Time and method of payment	Amount
IPO closing fee	Consummation of IPO by wire transfer of funds	$5,000 ($3,500 at consummation of the IPO and $1,500 deferred until business combination, or termination)
Setup Fee	Consummation of IP by wire transfer of funds	$1,000
Annual trustee fee	Upon execution of the IMTA and at each anniversary	$8,000
Share transfer agent fee	Monthly by check or wire transfer of funds	$500/mo. ($400/mo. and $100 deferred until business combination, or termination)
Warrant agent fee	Monthly by check or wire transfer of funds	$200/mo. ($100/mo. and $100 deferred until business combination, or termination)
All services in connection with a Business Combination and/or all services in connection with liquidation of Trust Account if no Business Combination.	Upon final liquidation of the Trust Account but, upon liquidation if no Business Combination, only from interest earned or from the Company by wire transfer of funds	Normal customary rates in effect from time to time

(1) Any amounts owed by the Company are subject in their entirety to the provisions of Section 5 of this Agreement.

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson and Frank Di Paolo

Re:     Trust Account No. [     ]   - Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Quinpario Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of [        ], 2013 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [       ] (the “Target Businesses”) to consummate a Business Combination with the Target Businesses on or before [         ] (the “Consummation Date”). This letter shall serve as the 48 hour notice required with respect to the Business Combination. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments on [       ] and to transfer the entire proceeds to the above referenced Trust checking account at [          ] to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.  It is acknowledged and agreed that while the funds are on deposit in the Trust checking account awaiting distribution, the Company will not earn any interest or dividends.

On or before the Consummation Date: (i) counsel for the Company shall deliver to you (a) an affidavit which verifies the vote of the Company’s stockholders in connection with the Business Combination1 and (b) written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”), which will include an instruction that the Deferred Commission be paid directly to C&Co/PrinceRidge LLC. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter in accordance with the terms of the Instruction Letter.  In the event certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

1 Only if stockholder vote held

In the event the Business Combination is not consummated by 11:59 p.m. on the Consummation Date and we have not notified you of a new Consummation Date, then, upon Trustee’s receipt of written instructions from the Company, the funds held in the Trust checking account shall be reinvested as provided for by the Trust Agreement as soon as practicable thereafter.

Very truly yours,

QUINPARIO ACQUISITION CORP.

By:
Name:
Title:

cc:               C&Co/PrinceRidge LLC

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson and Frank Di Paolo

Re:           Trust Account No. [    ]   -       Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Quinpario Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of ________, 2013 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account on [      ] and to transfer the total proceeds to the Trust checking account at [         ] for distribution to the stockholders. The Company has selected [       ] as the record date for the purpose of determining the stockholders entitled to receive their pro rata share of the liquidation proceeds.  You agree to be the paying agent of record and in your separate capacity as paying agent to distribute said funds directly to the Company’s stockholders (other than with respect to the initial, or insider shares) in accordance with the terms of the Trust Agreement, the Amended and Restated Certificate of Incorporation of the Company and the fees set forth on Schedule A to the Trust Agreement.  Upon the distribution of all of the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

QUINPARIO ACQUISITION CORP.

By:
Name:
Title:

cc:               C&Co/PrinceRidge LLC

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn:  Steven Nelson and Frank DiPaolo

Re:           Trust Account No. [    ]

Gentlemen:

Pursuant to Section [2(a) or 2(b)] of the Investment Management Trust Agreement between Quinpario Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of ___________, 2013 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof. The Company needs such funds [to pay for the tax obligations as set forth on the attached tax return or tax statement] or [for working capital purposes]. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

QUINPARIO ACQUISITION CORP.

By:
Name:
Title:

cc:               C&Co/PrinceRidge LLC

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson and Frank Di Paolo

Re:     Trust Account No. [     ]   - Extension Letter

Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Quinpario Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of [        ], 2013 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional four (4) months, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $1,125,000 which will be wired to you into the Trust Account investments upon receipt.

This is the ____ of up to two Extension Letters.

Very truly yours,

QUINPARIO ACQUISITION CORP.

By:
Name:
Title:

cc:                C&Co/PrinceRidge LLC